GUARANTY

        This Guaranty is entered into as of October 25, 2000, by WPS Resources Corporation, a Wisconsin corporation ("Guarantor"), on behalf of WPS Northern Nevada, LLC, a Nevada limited liability company ("Supplier"), in favor of and for the benefit of Sierra Pacific Power Company, a Nevada corporation ("SPPC"). SPPC is sometimes referred to herein as "Beneficiary".

        WHEREAS, Supplier and SPPC are entering into a Transitional Power Purchase Agreement dated as of October 25, 2000 (the "TPPA") by which Supplier has agreed to sell and SPPC has agreed to buy Energy and Ancillary Services (as defined in the TPPA) produced by the Tracy/Pinon generating station being sold by SPPC; and

        WHEREAS, it is a condition to the obligation of SPPC to enter into the TPPA for Guarantor to guaranty the Supplier's obligations under the TPPA on and after the Effective Date (as defined in the TPPA), subject to the limitations herein (the "Guarantied Obligations").

        1. Guaranty. Subject to the terms and conditions herein, Guarantor irrevocably and unconditionally guaranties, as primary obligor and not merely as surety, the due and punctual payment in full of all Guarantied Obligations (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)).

        Subject to the other provisions of this Section 1, upon failure of Supplier to pay any of the Guarantied Obligations when and as the same shall become due, Guarantor will upon demand pay, or cause to be paid, in cash, to SPPC, an amount equal to the lesser of: (i) the aggregate of the unpaid Guarantied Obligations and (ii) the Credit Amount (as defined in the TPPA) as of the date of such failure of Supplier to pay such Guarantied Obligations. In the event Guarantor fails to pay the Guarantied Obligations, each and every default in the payment shall give rise to a separate cause of action and separate causes of action may be brought hereunder as each such cause of action arises. In no event shall Guarantor's aggregate liability hereunder exceed the Credit Amount on the Effective Date of the TPPA.

        In the event that all or any portion of the Guarantied Obligations is paid by Supplier, the obligations of Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from the Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guarantied Obligations, subject to the terms and conditions herein.

        2. Expenses. The Guarantor agrees to reimburse SPPC for all reasonable costs and expenses (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any default by Guarantor hereunder and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings of or involving the Guarantor, judicial or regulatory proceedings of or involving the Guarantor and workout, restructuring or other negotiations or proceedings of or involving the Guarantor (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 2.

        3. Guaranty Absolute; Continuing Guaranty. The obligations of Guarantor hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Obligations. In furtherance of the foregoing and without limiting the generality thereof, Guarantor agrees that: (a) this Guaranty is a guaranty of payment when due and not of collectibility; (b) the obligations of Guarantor hereunder are independent of the obligations of Supplier under the TPPA and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against the Supplier and whether or not the Supplier is joined in any such action or actions; and (c) Guarantor's payment of a portion, but not all, of the Guarantied Obligations shall in no way limit, affect, modify or abridge Guarantor's liability for any portion of the Guarantied Obligations that has not been paid. This Guaranty is a continuing guaranty and shall be binding upon Guarantor and its successors and assigns.

        4. Actions by Beneficiary. The Beneficiary may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of Guarantor's liability hereunder, (a) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Guarantied Obligations, (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (c) request and accept other guaranties of the Guarantied Obligations and take and hold security for the payment of this Guaranty or the Guarantied Obligations, (d) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Guarantied Obligations, any other guaranties of the Guarantied Obligations, or any other obligation of any Person with respect to the Guarantied Obligations, (e) enforce and apply any security hereafter held by or for the benefit of the Beneficiary in respect of this Guaranty or the Guarantied Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that the Beneficiary may have against any such security, and (f) exercise any other rights available to SPPC under the TPPA.

        5. No Discharge. This Guaranty and the obligations of Guarantor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Guarantied Obligations), including without limitation the occurrence of any of the following, whether or not Guarantor shall have had notice or knowledge of any of them: (a) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guarantied Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Obligations, (b) any waiver or modification of, or any consent to departure from, any of the terms or provisions of any other guaranty or security for the Guarantied Obligations, (c) the Guarantied Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (d) the application of payments received from any source to the payment of indebtedness other than the Guarantied Obligations, even if the Beneficiary might have elected to apply such payment to any part or all of the Guarantied Obligations, (e) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guarantied Obligations, (f) any defenses, set-offs or counterclaims which the Supplier may assert against the Beneficiary in respect of the Guarantied Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction, and (g) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of Guarantor as an obligor in respect of the Guarantied Obligations.

        6. Waivers for the Benefit of Beneficiary. Guarantor waives, for the benefit of Beneficiary: (a) any right to require the Beneficiary, as a condition of payment or performance by Guarantor, to (i) proceed against the Supplier, any other guarantor of the Guarantied Obligations or any other Person, (ii) proceed against or exhaust any security held from the Supplier, any other guarantor of the Guarantied Obligations or any other Person, or (iii) pursue any other remedy in the power of the Beneficiary; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Supplier including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Supplier from any cause other than payment in full of the Guarantied Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that the Beneficiary protect, secure, perfect or insure any lien on any property subject thereto; (e) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty; and (f) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

        7. Waiver of Rights Against Supplier. Guarantor waives any claim, right or remedy, direct or indirect, that Guarantor now has or may hereafter have against the Supplier or any of its assets in connection with this Guaranty or the performance by Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that Guarantor now has or may hereafter have against the Supplier, (b) any right to enforce, or to participate in, any claim, right or remedy that the Beneficiary now has or may hereafter have against the Supplier, and (c) any benefit of, and any right to participate in, any collateral or security hereafter held by the Beneficiary. Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement and indemnification as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification Guarantor may have against the Supplier or against any collateral or security shall be junior and subordinate to any rights the Beneficiary may have against Supplier, to all right, title and interest the Beneficiary may have in any such collateral or security, and to any right the Beneficiary may have against such other guarantor.

        8. Representations and Warranties of Guarantor. Guarantor represents and warrants to SPPC as follows:

        (a) Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Guarantor has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

        (b) Guarantor has the corporate power and authority to execute and deliver this Guaranty and to consummate the transactions contemplated hereby. The execution and delivery of this Guaranty and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Guarantor, and no other corporate proceedings on the part of Guarantor, including the approval of its shareholders, are necessary to authorize this Guaranty or to consummate the transactions so contemplated. This Guaranty has been duly and validly executed and delivered by Guarantor and constitutes a valid and binding agreement of Guarantor, enforceable against Guarantor in accordance with its terms.

        (c) There are no legal or arbitral proceedings by or before any governmental or regulatory authority or agency, now pending or (to Guarantor's knowledge) threatened against Guarantor or its subsidiaries that could reasonably be expected to have a material adverse effect on the consolidated financial condition, operations or business taken as a whole of it and its subsidiaries.

        (d) The representations and warranties made herein will remain true until Guarantor has fulfilled all obligations to pay in full the Guarantied Obligations.

        9. Set Off. In addition to any other rights the Beneficiary may have under law or in equity, if any amount shall at any time be due and owing by Guarantor to the Beneficiary under this Guaranty, the Beneficiary is authorized at any time or from time to time, without notice (any such notice being expressly waived), to set off and to appropriate and to apply any indebtedness of the Beneficiary owing to Guarantor and any other property of Guarantor held by the Beneficiary to or for the credit or the account of Guarantor against and on account of the Guarantied Obligations and liabilities of Guarantor to the Beneficiary under this Guaranty.

        10. Disputes. Any action, claim or dispute arising out of or relating to this Guaranty (any such action, claim or dispute, a "Dispute") shall be submitted in writing to the other Party. In the event Guarantor and SPPC are unable to resolve the Dispute satisfactorily within thirty (30) days from the receipt of notice of the Dispute, either Guarantor or SPPC may initiate arbitration through the serving and filing of a demand for arbitration. Guarantor and SPPC expressly agree that such arbitration shall be the exclusive means to further resolve any Dispute and hereby irrevocably waive their right to a jury trial with respect to any Dispute, provided that at any time a request made for provisional remedies requesting preservation of respective rights and obligations under the Guaranty may be resolved by a court of law located in the County of the principal place of business of SPPC. Arbitration shall be conducted in accordance with Sections 13.4, 13.5, 13.6, 13.7, and 13.8 of the TPPA.

        11. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by Guarantor therefrom, shall in any event be effective without the written concurrence of SPPC and, in the case of any such amendment or modification, Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

        12. Miscellaneous. It is not necessary for Beneficiary to inquire into the capacity or powers of Guarantor or Supplier or the officers, directors or any agents acting or purporting to act on behalf of any of them.

        The rights, powers and remedies given to Beneficiary by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Beneficiary by virtue of any statute or rule of law or in the TPPA. Any forbearance or failure to exercise, and any delay by Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

        In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

        This Guaranty shall inure to the benefit of Beneficiary and its respective successors and assigns.

         13. Notices. All notices, requests, demands, waivers, consents and other communications hereunder shall be in writing, shall be delivered either in person, by telegraphic, facsimile or other electronic means, by overnight air courier or by mail, and shall be deemed to have been duly given and to have become effective (a) upon receipt if delivered in person or by telegraphic, facsimile or other electronic means, (b) one (1) business day after having been delivered to an air courier for overnight delivery or (c) three (3) business days after having been deposited in the U.S. mails as certified or registered mail, return receipt requested, all fees prepaid, directed to the parties at the following addresses:

If to Guarantor, addressed to:	Ralph G. Baeten WPS Resources Corporation 700 North Adams Street Green Bay, WI 54307 Facsimile: (920) 433-7653

If to SPPC, addressed to:	William E. Peterson Sierra Pacific Power Company 6100 Neil Road Reno, Nevada 89511 Facsimile: (775) 834-5959

        IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its officers thereunto duly authorized as of the date first written above.

By: __________________________
Ralph G. Baeten
Title: Treasurer
Address: WPS Resources Corporation
700 North Adams Street
Green Bay, WI 54307